77Q1(a)(ii)
		(Amd. #5) file stamped 9/11/00
		   ARTICLES SUPPLEMENTARY OF
	FEDERATED LIMITED DURATION GOVERNMENT FUND, INC.

FEDERATED LIMITED DURATION GOVERNMENT FUND, INC., a Maryland corporation having its principal office in the State of Maryland in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Board of Directors has classified and reclassified all of the authorized but unissued shares of common stock of the Corporation such that the authorized shares are classified into separate classes of common stock, as follows:

	CLASSES  			   	SHARES

Federated Limited Duration Government Fund,
  Inc. Institutional Service Shares		2,500,000,000
Federated Limited Duration Government Fund,
  Inc. Institutional Shares			2,500,000,000
Aggregate Authorized Shares			5,000,000,000

	SECOND: The shares of common stock so classified and reclassified shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in Article FOURTH, paragraph (b) of the Corporation's charter, and shall be subject to all provisions of the charter relating to stock of the Corporation generally.

	THIRD: The stock has been classified and reclassified by the Board of Directors under the authority contained in the charter of the Corporation.

	IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in the name and on its behalf by its Vice President and witnessed by its Assistant Secretary on September 7, 2000.

	The undersigned, Todd A. Abraham, Vice President of the Corporation, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles Supplementary to be its corporate act and further certifies to the best of his knowledge, information and belief, that the matters and facts set forth herein with respect to the authorization and approval hereof are true in all material respects and that this statement is made under the penalties of perjury.

ATTEST	FEDERATED LIMITED DURATIONGOVERNMENT FUND, INC.


/s/ C. Grant Anderson		/s/ Todd A Abraham
C. Grant Anderson		Todd A. Abraham
Assistant Secretary		Vice President